UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Amendment of 1991 Employee Stock Purchase Plan, as amended
     On April 27, 2010, at the 2010 Annual Meeting of Shareholders of Progress Software Corporation (the “Company”), the Company’s shareholders approved the amendment of the Company’s 1991 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of common stock that may be issued under the ESPP by 400,000 shares. The Company’s Board of Directors had previously approved the amendment, subject to such shareholder approval. The Company’s executive officers are permitted to participate in the ESPP.
     A summary of the ESPP is set forth in the Company’s definitive Proxy Statement filed on March 26, 2010. That summary does not purport to be complete, and is qualified in its entirety by reference to such plan, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On April 27, 2010, the Board of Directors of the Company designated each of the following individuals as an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and as an “executive officer” of the Company for purposes of Rule 3b-7 under the 1934 Act:
Barry Bycoff, Executive Chairman
Richard Reidy, President and Chief Executive Officer
David Benson, Executive Vice President, Chief Information Officer
Gary Conway, Executive Vice President, Chief Marketing Officer
Christopher Larsen, Executive Vice President, Global Field Operations
Robert Levy, Executive Vice President, Chief Product Officer
Joseph Andrews, Senior Vice President, Human Resources
John Bates, Senior Vice President, Chief Technology Officer
James Freedman, Senior Vice President, General Counsel
Norman Robertson, Senior Vice President, Finance & Administration and Chief Financial Officer
     The Board of Directors also designated David Benton as the Company’s principal accounting officer and as an “officer” of the Corporation within the meaning of Rule 16a-1(f) under the 1934 Act
     The Board of Directors also appointed David Ireland to the position of Senior Vice President, Application Development Platforms. During the Company’s fiscal year ended November 30, 2009, Mr. Ireland served as the Company’s Executive Vice President and was a “named executive officer”. As a result of the change in Mr. Ireland’s position, the Board of Directors of the Company determined that Mr. Ireland should no longer be designated an “officer” of the Company for purposes of Section 16 of the 1934 Act or an “executive officer” for purposes of Rule 3b-7 under the 1934 Act.
(e) Compensatory Arrangements of Certain Officers
Amendment of 2008 Stock Option and Incentive Plan
     At the 2010 Annual Meeting of Shareholders of the Company, the Company’s shareholders also approved the amendment of the Company’s 2008 Stock Option and Incentive Plan (the “2008 Plan”) to increase the number of shares of common stock that may be issued under the 2008 Plan by 6,000,000 shares. The Company’s Board of Directors had previously approved the amendment, subject to such shareholder approval. The Company’s executive officers are permitted to participate in the 2008 Plan.
     A summary of the 2008 Plan is set forth in the Company’s definitive Proxy Statement filed on March 26, 2010. That summary does not purport to be complete, and is qualified in its entirety by reference to such plan, which is incorporated by reference as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders
     On April 27, 2010, the following matters were voted upon, and approved by, the Company’s shareholders at the Company’s 2010 Annual Meeting of Shareholders:
(1)	The election of six members to the Board of Directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The approval of an amendment to the Company’s 2008 Stock Option and Incentive Plan to increase the number of shares that may be issued under that plan by 6,000,000 shares;

(3)	The approval of an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the number of shares that may be issued under that plan by 400,000 shares; and

(4)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2010.
     The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 — Election of Directors

	Total Vote	Total Vote
	For	Withheld From
	Each Director	Each Director	Broker Non-Votes
Barry N. Bycoff	33,873,020	1,592,879	3,571,579
Ram Gupta	31,798,242	3,667,657	3,571,579
Charles F. Kane	34,364,625	1,101,274	3,571,579
David J. Krall	32,036,077	3,429,822	3,571,579
Michael L. Mark	31,616,420	3,849,479	3,571,579
Richard D. Reidy	34,569,435	896,464	3,571,579
Proposal 2 — Approval of an amendment to the Company’s 2008 Stock Option and Incentive Plan to increase the number of shares that may be issued under that plan by 6,000,000 shares

For	Against	Abstain	Broker Non-Votes
19,168,997	16,222,522	74,380	3,571,579
Proposal 3— Approval of an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the number of shares that may be issued under that plan by 400,000 shares

For	Against	Abstain	Broker Non-Votes
32,947,133	393,514	2,125,252	3,571,579
Proposal 4 — Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2010

For	Against	Abstain	Broker Non-Votes
38,079,807	928,846	22,423	6,402

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	1991 Employee Stock Purchase Plan, as amended (incorporated by reference to Annex B to Progress Software Corporation’s definitive Proxy Statement filed March 26, 2010)

10.2	2008 Stock Option and Incentive Plan, as amended (incorporated by reference to Annex A to Progress Software Corporation’s definitive Proxy Statement filed March 26, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer